UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

T. Rowe Price Exchange-Traded Funds, Inc.

(Exact name of registrant as specified in its charter)

State of Maryland (State or other jurisdiction of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

100 East Pratt Street

Baltimore, Maryland 21202

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be registered	I.R.S Employer Identification Number
T. Rowe Price Blue Chip Growth ETF	NYSE Arca, Inc.	84-4006684
T. Rowe Price Dividend Growth ETF	NYSE Arca, Inc.	84-4012602
T. Rowe Price Equity Income ETF	NYSE Arca, Inc.	84-4028428
T. Rowe Price Growth Stock ETF	NYSE Arca, Inc.	84-4042333

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. //

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. //

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235450 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Pre-Effective Amendment No. 1 to T. Rowe Price Exchange-Traded Funds, Inc. (the “Registrant”) Registration Statement on Form N-1A/A (the “Registration Statement”) (Commission File Nos. 333-235450; 811-23494), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001795351-20-000021 on June 15, 2020. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is also hereby incorporated herein by reference.

Item 2. Exhibits.

(a) Articles of Incorporation of Registrant, dated July 29, 2019 (electronically filed with initial registration statement dated December 11, 2019)

(b) By-Laws of Registrant (electronically filed with initial registration statement dated December 11, 2019)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) T. Rowe Price Exchange-Traded Funds, Inc.

Date July 29, 2020

By: /s/Darrell N. Braman

Darrell N. Braman, Vice President